UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Duos Technologies Group, Inc. (the “Company”) on November 20, 2024 announced the signing of an Asset Management Agreement (the “AMA”) by Duos Energy Corporation, a subsidiary of the Company (“Duos Energy”), with affiliates of Fortress Investment Group (“Fortress”). Closing of the transaction was subject to customary closing conditions and regulatory approvals, which have been satisfied and the closing occurred on December 31, 2024.

Under the AMA, Duos Energy will deploy and operate a fleet of mobile gas turbines and balance-of-plant inventory that has a combined generation capacity of 850 megawatts (the “Assets”). The Assets were acquired from APR Energy (“APR”) by Sawgrass Buyer, LLC (the “Buyer”), an affiliate of Fortress. Under the AMA, Duos Energy will provide management, sales and operations functions to the Buyer in connection with the Assets. The Buyer made an advance payment to Duos Energy of $5 million, which will be applied against Duos Energy’s monthly invoices. In addition, the Company was issued a 5% equity interest in Sawgrass APR Holdings, LLC, which is the ultimate parent of the Buyer, in the form of a “profits interest”.

As part of the transaction, certain members of the Company’s management team, including Charles Ferry, our Chief Executive Officer, and Christopher King, our newly appointed Chief Operating Officer, will serve in similar positions with the Buyer in addition to their roles at the Company. Mr. Ferry will also be Executive Chairman and a member of the Board of Sawgrass APR Holdings, LLC. Mr. Ferry and Mr. King, along with other current employees of the Company, had previously worked at APR. Adrian Goldfarb, our Chief Financial Officer, will be an Observer to the Board of Sawgrass APR Holdings, LLC but will have no management role.

All of the foregoing aspects of the transaction have been approved by the Compensation and Corporate Governance Committees of the Board of Directors of the Company.

The Company issued a press release on January 6, 2025 relating to the closing of the transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2025, the Company appointed Christopher King as Chief Operating Officer. Mr. King was Chief Operating Officer of Duos Technologies, Inc., a subsidiary of the Company (“Duos”), and had been employed by Duos since September 2023. He brings over 20 years of operational and commercial leadership experience within the energy and supply chain sectors. Prior to joining Duos, he served in a series of progressive management roles within APR, a global fast track power company. During Mr. King’s time at APR, his responsibilities included: leading all power plant operations, which consisted of 16 sites around the world and over 500 employees; managing acquisition integrations of over $300 million in new projects; maintaining full P&L accountability for all operations; and building and heading up a team that closed over $1 billion in new revenue, asset sales, and contract extensions. Prior to his time at APR, Mr. King held several operational leadership roles at CEVA Logistics, including a role as Lean Six Sigma Leader in charge of designing and executing continuous improvement projects for CEVA operations across the world.

Mr. King holds a bachelor’s degree in international economics from the University of Florida, and a master's degree in International Business from the University of Florida.

There are no family relationships between Mr. King and any director or executive officer of the Company or its subsidiaries. There also are no transactions to which the Company is or was a participant in which Mr. King has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: January 6, 2025	By:	/s/ Adrian G. Goldfarb
Adrian G. Goldfarb Chief Financial Officer